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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14C

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[_]  Preliminary Information Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                            ALLFIRST FINANCIAL INC.
--------------------------------------------------------------------------------
               (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:


     --------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


     --------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:


     --------------------------------------------------------------------------

     (5) Total fee paid:


     --------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


     --------------------------------------------------------------------------

     (4) Date Filed:


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

ALLFIRST FINANCIAL INC.
25 South Charles Street
Baltimore, Maryland 21201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2002

To the Stockholders of Allfirst Financial Inc.:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Allfirst Financial Inc., a Delaware corporation (the "Corporation"), will be held at the Corporation's headquarters, 25 South Charles Street, Baltimore, Maryland, on April 30, 2002, at 10:00 a.m., local time, for the following purposes:

          1. To elect 12 directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified; and

          2. To act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors of the Corporation has fixed the close of business on March 22, 2002 as the record date for determining stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the attached Information Statement and to the enclosed Annual Report on Form 10-K of the Corporation for the year ended December 31, 2001.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                                             By Order of the Board of Directors.

                                             JEROME A. RATLIFFE
                                             Senior Vice President and Secretary
                                             Baltimore, Maryland
                                             April 5, 2002

                              INFORMATION STATEMENT

     This Information Statement is provided in connection with the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Allfirst Financial Inc. (the "Corporation"). This Information Statement is first being sent to stockholders on or about April 5, 2002.

     The close of business on March 22, 2002 has been fixed by the Board of Directors of the Corporation as the record date (the "Record Date") for determining the stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Corporation had outstanding 597,764 shares of common stock, no par value per share (the "Common Stock"), and 90,000 shares of 4.50% Cumulative Redeemable Preferred Stock, $5.00 par value per share (the "Outstanding Preferred"). All of the outstanding Common Stock is owned by Allied Irish Banks, p.l.c. ("AIB"), and AIB controls over 99% of the voting power of the Corporation's outstanding capital stock.

     Each share of Common Stock entitles the holder thereof to 1,000 votes, and each share of Outstanding Preferred entitles the holder thereof to one vote, on each matter to be voted upon at the Annual Meeting. Shares of Common Stock and Outstanding Preferred cannot be voted unless the holder of record is present in person or represented by proxy at the Annual Meeting.

     The matters to be voted upon at the Annual Meeting require the affirmative vote of the holders of a majority of the Common Stock and the Outstanding Preferred present in person or by proxy at the meeting, at which a quorum is present. The presence, in person or by proxy, of at least a majority of the aggregate total number of shares of Common Stock and Outstanding Preferred is necessary to constitute a quorum at the Annual Meeting. For purposes of determining the existence of a quorum, voting and all other matters at the Annual Meeting, the Common Stock and the Outstanding Preferred will be treated as a single class.

     The Board of Directors is aware of one item of business to be considered at the Annual Meeting: the election of 12 directors to the Board of Directors of the Corporation.

           NEITHER THE CORPORATION NOR ANY PERSON AFFILIATED WITH THE
                CORPORATION IS ASKING YOU FOR A PROXY AND YOU ARE
                                                          -------
                REQUESTED NOT TO SEND A PROXY TO THE CORPORATION.
                -------------------------------------------------

ELECTION OF DIRECTORS

     The entire Board of Directors of the Corporation is elected at the Annual Meeting. Each director is elected for a term of one year and until a successor is elected and qualified. With the exception of Messrs. Sheehy and Sullivan, each director was elected at the 2001 annual meeting of stockholders.

Information Concerning Nominees

     Information concerning the nominees for election as directors is presented below. Each of the nominees has consented to serve as a director if elected. There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director. If any nominee becomes unable to accept nomination or election, then the Board of Directors will designate another nominee for election or will reduce the number of directors.

     Sherry F. Bellamy, age 49, has served as a director of the Corporation and of its wholly owned subsidiary, Allfirst Bank, since January 1999. Since July 2000, Ms. Bellamy has been a Vice President and the General Counsel of Verizon Communications, a national telecommunications company. From March 1997 to July 2000, she was the President and Chief Executive of Bell Atlantic-Maryland, Inc., a regional telecommunications company. Prior to March 1997, Ms. Bellamy was a vice president and the general counsel of Bell Atlantic-Washington, D.C. Ms. Bellamy serves on the Audit and Executive Committees.

     James T. Brady, age 61, has served as a director of the Corporation and of Allfirst Bank since October 1998. Mr. Brady currently is the Managing Director-Mid-Atlantic of Ballantree International, Ltd., a management consulting firm, and has been a business consultant since May 1998. From May 1995 to May 1998, Mr. Brady was the Secretary of the Maryland Department of Business and Economic Development. Prior to May 1995, Mr. Brady was a partner with Arthur Andersen LLP in Baltimore, Maryland. Mr. Brady is also a director of McCormick & Company, Inc., a spices and seasonings company, and of Constellation Energy Group, a diversified energy company. Mr. Brady is the chairperson of the Audit Committee.

     Michael D. Buckley, age 57, has served as a director of the Corporation since October 1998. He became the Group Chief Executive Officer of AIB on May 1, 2001. Mr. Buckley previously served as Managing Director of the Poland and Capital Markets divisions of AIB, and has been a director of AIB since 1995. Mr. Buckley serves as the Chairman of the Review Body on Higher Remuneration in the Public Sector. Mr. Buckley serves on the Management and Compensation Committee.

     Edward A. Crooke, age 63, has served as a director of the Corporation and of Allfirst Bank since 1985. Effective January 1, 2002, Mr. Crooke retired as the Vice Chairman of Constellation Energy Group (formerly Baltimore Gas and Electric Company), a position to which he returned in October 2000 after retiring previously on January 1, 2000. Mr. Crooke's prior service as Vice Chairman was from April 1999 to January 2000. He was Vice Chairman of Baltimore Gas and Electric Company from 1998 to 1999, President and Chief Operating Officer from 1992 to 1998, and he served as a director from 1988 until April 1999. Mr. Crooke is also a director of Corporate Office Properties Trust, a real estate investment trust, and Orion Power Holdings, Inc. Mr. Crooke is the chairperson of the Management and Compensation Committee.

     John F. Dealy, age 62, has served as a director of the Corporation and of Allfirst Bank since 1981. He is President of The Dealy Strategy Group LLC, a management consulting firm, and is also Chairman of The Maryland Health Care Product Development Corporation, a venture capital company. In 1998, Mr. Dealy retired as Distinguished Professor in the Georgetown University School of Business. In 1996, Mr. Dealy retired as Senior Counsel to the law firm of Shaw, Pittman, Potts and Trowbridge. Mr. Dealy serves on the Executive Committee.

     Susan C. Keating, age 51, has served as a director and as President of the Corporation and of Allfirst Bank since January 1999. From January 1999 to December 1999, Ms. Keating was also the Chief Operating Officer, and in December 1999, she became the Chief Executive Officer. From January 1996 to January 1999, Ms. Keating was an Executive Vice President of the Corporation and of Allfirst Bank. Ms. Keating is a permanent member of the Executive Committee.

     Gary Kennedy, age 44, has served as a director of the Corporation since June 1997. He has served as Group Financial Director and a director of AIB since May 1997, prior to which he was Vice President, Enterprise Networks Europe and Managing Director, Northern Telecom (Ireland) Ltd. He is a member of the Board of the Industrial Development Authority (Ireland) and a member of the Galway University Foundation.

     William T. Kirchhoff, age 60, has served as a director of the Corporation since July 1997 and of Allfirst Bank since October 1998, and served as a director of Dauphin Deposit Corporation for 18 years. He is the Vice Chairman of Cleveland Brothers Equipment Company, Inc., a construction equipment dealer. Mr. Kirchhoff serves on the Management and Compensation Committee.

     Andrew Maier II, age 52, has served as a director of the Corporation since July 1997 and of Allfirst Bank since October 1998, and served as a director of Dauphin Deposit Corporation for two years. He is a private investor and was formerly the President and Chief Executive Officer of Maier's Bakery, Reading, Pennsylvania. Mr. Maier serves on the Community Affairs Committee.

     Morton I. Rapoport, MD, age 67, has served as a director of the Corporation and of Allfirst Bank since January 2000. Since 1984, he has served as the President and Chief Executive Officer of the University of Maryland Medical System. Dr. Rapoport is also a professor of medicine at the University of Maryland School of Medicine and a professor of clinical pharmacology at the University of Maryland School of Pharmacology. Dr. Rapoport serves on the Executive and Audit Committees.

     Eugene C. Sheehy, age 48, will begin serving as a director and as Chairman of the Board of the Corporation and Allfirst Bank immediately following the Annual Meeting. Mr. Sheehy became the Chief Executive, USA, of AIB on March 14, 2002. Prior to becoming Chief Executive, USA, Mr. Sheehy served as Managing Director of AIB Bank in the Republic of Ireland. From 1998 through 2000, Mr. Sheehy was the General Manager of Retail Banking at AIB Bank. From 1995 through 1997, Mr. Sheehy was the Head of Business Transformation at AIB. Mr. Sheehy has been with AIB since 1971.

     Michael J. Sullivan, age 62, has served as a director of the Corporation and of Allfirst Bank since October 2001. Since June 2001, Mr. Sullivan has been a partner at the law firm of Rothgerber Johnson & Lyons. From 1998 to June 2001, Mr. Sullivan served as the U.S. Ambassador to Ireland. From 1995 to 1998, Mr. Sullivan was a partner at the law firm of Brown, Drew, Apostolos, Massey and Sullivan. During 1996, Mr. Sullivan was also a fellow at the Institute of Politics, Kennedy School of Government, Harvard University.

Meetings, Committees and Fees

     The Board of Directors met six times for regularly scheduled meetings during 2001.

     The Board of Directors has standing executive, audit, compensation and community affairs committees. The Executive Committee has six members, two of whom are the Chairman of the Board and the President and four of whom are outside directors. The Executive Committee may exercise most of the powers of the Board of Directors in the intervals between meetings of the full Board; it may not, however, declare dividends, issue stock, recommend to stockholders any action requiring stockholder approval, amend the bylaws, or approve mergers. The Executive Committee met four times for regularly scheduled meetings during 2001.

     The Audit Committee, composed of outside directors, is primarily responsible for overseeing the Corporation's financial reporting process and reporting the results of its activities to the Board. The committee assists the Board in monitoring: the quality and integrity of the Corporation's accounting policies, financial statements and disclosure practices; the Corporation's compliance with legal and regulatory requirements; and the independence and performance of the internal and external auditors. The Audit Committee met five times for regularly scheduled meetings during 2001.

     The Management and Compensation Committee reviews and recommends compensation arrangements for the Corporation's executive officers and also reviews and recommends action with respect to the Corporation's retirement plans. The Management and Compensation Committee met three times during 2001.

     The Community Affairs Committee oversees the Corporation's community reinvestment activities. The Committee reviews the Corporation's community outreach efforts, and its efforts to ascertain and satisfy the credit needs of low and moderate income areas and borrowers and to develop and market products to meet those needs. The Community Affairs Committee met four times during 2001.

     Each director who is not also an officer of the Corporation or of AIB receives an annual retainer of $20,000, plus $1,100 for attendance at each meeting of the Board and $900 ($1,100 for the Executive Committee) for attendance at meetings of committees of the Board of which he or she is a member. In addition, each committee chairperson receives an additional $300 per committee meeting, other than the chairperson of the Management and Compensation Committee, who receives an annual retainer of $6,500 in lieu of an additional fee per meeting.

     During 2001, Mr. Kennedy was unable to attend at least 75% of the aggregate of the meetings of the Board of Directors and of the Board committees on which he serves.

Certain Relationships and Transactions

     Directors and officers of the Corporation, members of their immediate families and AIB and certain affiliates were customers of, and had transactions with, the Corporation, Allfirst Bank and other subsidiaries of the Corporation in the ordinary course of business during 2001. Similar transactions in the ordinary course of business may be expected to take place in the future.

     All loans to executive officers and directors and members of their immediate families and to AIB and certain affiliates were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features. Of the loans outstanding at December 31, 2001, none were contractually past due 90 days or more as to principal or interest and none were classified as nonaccrual, restructured or potential problem loans.

Security Ownership of Certain Beneficial Owners and Management

     Allied Irish Banks p.l.c., Bankcentre, Ballsbridge, Dublin 4, Ireland has owned 100% of the Corporation's Common Stock since March 21, 1989. Messrs. Buckley and Kennedy are directors and executive officers, Mr. Sullivan is a director, and Mr. Sheehy is an executive officer, of AIB, and as such, each may be deemed to be the beneficial owner of 100% of the Corporation's Common Stock.

     The following table sets forth the number of AIB Ordinary Shares (including such shares held in the form of AIB Ordinary ADRs but excluding directors' qualifying shares) beneficially owned by each executive officer named in the Summary Compensation Table, each nominee for director, and by all executive officers and directors as a group as of December 31, 2001.

                                                      Ordinary
                                                      --------
                                                      Shares (1)(2)
                                                      -------------

Executive Officers

Harry E. Berry ...................................    189,106(4)(5)
Frank P. Bramble .................................    799,548(4)
Bernard M. Cregg .................................    182,624(4)(6)
Susan C. Keating .................................    222,876(3)(4)
Mary Ann Scully ..................................    79,208(4)

Directors

Sherry F. Bellamy ................................    --
James T. Brady ...................................    --
Michael D. Buckley ...............................    278,105 (4)
Edward A. Crooke .................................    100

John F. Dealy .....................................................  --
Gary Kennedy ......................................................  130,355 (4)
William T. Kirchhoff ..............................................  258,798 (7)
Andrew Maier II ...................................................  42,900 (8)
Morton I. Rapoport ................................................  --
Eugene C. Sheehy ..................................................  68,348(4)
Michael J. Sullivan ...............................................  1,400
All executive officers and directors as a group (16 persons) ......  2,253,368

(1) No individual listed in the table beneficially owns, and all executive officers and directors as a group do not beneficially own, more than one percent of the shares of the indicated class outstanding.
(2)  Each AIB Ordinary ADR represents two AIB Ordinary Shares.
(3)  Includes holdings of restricted stock.
(4)  Includes shares subject to currently exercisable stock options.
(5) Includes 9,861 shares held by the executive officer's spouse and 1,200 shares in a minor child's custodial account of which the executive officer is the custodian.
(6)  Includes 2,256 shares held by the executive officer's spouse.
(7) Includes 35,000 shares held with sole voting/dispositive powers, 90,000 shares held by the profit sharing plan of which the director is a controlling person, and 3,783 shares held solely by the director's spouse.
(8) Includes 2,350 shares held with sole voting/dispositive powers, 4,000 shares held in trust for the benefit of the director and his spouse, and 800 held as custodian for the benefit of the director's children.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following summary compensation table sets forth information about salary and other compensation for the Corporation's chief executive officer and each of the four other most highly compensated executive officers (the "named executive officers") for services to the Corporation in all capacities during each of the three years ended December 31, 2001.

                                                                         Long Term
                                                                         ---------
                                          Annual Compensation            Compensation
                                          -------------------            ------------
                                                                         Restricted             All Other
                                                                         ----------             ---------
Name and Principal                                       Other Annual    Stock      LTIP        Compensa-
------------------                                       ------------    -----      ----        ---------
Position at 12/31/01           Year   Salary   Bonus(2) Compensation(3) Award(s)(4) Payout      tion(5)
--------------------           ----   ------   -------- --------------- ----------- ------      -------
Susan C. Keating ............  2001   675,000   -0-      -0-             -0-         -0-         38,110
 President and CEO(1)          2000   600,000   336,000  1,671           -0-         -0-         27,430
                               1999   450,000   300,000  1,671           -0-         -0-        186,531


Frank P. Bramble ............  2001   725,000   -0-      -0-             -0-         -0-         31,236
  Chairman(1)                  2000   725,000   435,000  1,587           -0-         -0-         35,983
                               1999   650,000   520,000  1,587           -0-         -0-         34,659


Harry E. Berry ..............  2001   315,000   -0-      -0-             -0-         -0-         20,243
  Executive Vice Pres,         2000   300,000   180,000  -0-             -0-         -0-         12,493
                               1999   250,000   100,000  -0-             -0-         -0-         14,629


Bernard M. Cregg ............  2001   315,000   -0-      -0-             -0-         -0-         15,437
   Executive Vice Pres.        2000   275,000   198,750  -0-             -0-         -0-         14,206
                               1999   235,000   125,000  -0-             -0-         -0-         14,339


Mary Ann Scully .............  2001   300,100   -0-      -0-             -0-         -0-         15,665
   Executive Vice Pres.        2000   250,000   112,545  -0-             -0-         -0-         11,582
                               1999   165,000   49,500   -0-             -0-         -0-         12,727

(1) Ms. Keating became the Chief Executive Officer on December 14, 1999. Mr. Bramble served as the Chief Executive Officer from January 1, 1999 to December 14, 1999. Mr. Bramble will cease to serve as Chairman of the Board immediately following the Annual Meeting and will retire from the Corporation on or before June 1, 2002.
(2) Bonuses are earned in the year specified and generally paid in the following year.
(3) Consists of additional compensation in respect of income taxes due on imputed income from executive long term disability insurance premiums paid by the Corporation.
(4) This column shows the market value of awards of AIB restricted stock on the date of grant. Restrictions on the stock lapse in equal amounts on the third, fourth and fifth anniversaries of each respective grant. Dividends on restricted stock are paid to the named executive officers in the same manner and amount as paid on the same unrestricted securities. Information concerning number of shares and values of restricted stock holdings at December 31, 2001 is set forth in next table.
(5) Consists of: (a) the value of split-dollar life insurance premiums paid pursuant to the Corporation's Executive Life Insurance Program of $30,460, $23,586, $10,928, $7,787 and $6,814 during 2001 for Ms. Keating, Messrs.
     Bramble, Berry, Cregg and Ms. Scully, respectively; (b) matching contributions under the Corporation's qualified, defined contribution plan of $7,650 for each named executive officer; and (c) $1,665 and $1,201 in respect of certain earnings on deferred amounts for Mr. Berry and Ms. Scully, respectively.

     The following table sets forth additional information concerning the number of shares and the value of restricted stock holdings of the named executive officers at December 31, 2001.

   Name                        Ordinary ADRs
   ----                        -------------

 Susan C. Keating ...........    4,000
                               $92,400
 Frank P. Bramble ...........      -0-
 Harry E. Berry .............      -0-
 Bernard M. Cregg ...........      -0-
 Mary Ann Scully ............      -0-

 1997 Stock Option Plan

      In October 1997, the Corporation's Board of Directors approved the 1997 Stock Option Plan (the "1997 Option Plan"). The purposes of the 1997 Option Plan are to provide incentives to key employees to contribute to the growth and success of the Corporation and of AIB, and to enhance the Corporation's ability to attract, retain and reward the highest quality employees in positions of substantial responsibility.

      The 1997 Option Plan provides for the grant to key employees of options to acquire AIB American Depository Shares ("AIB ADSs"). During 1999, the 1997 Option Plan was amended to permit a one-time grant of an option to acquire 100 AIB ADSs to substantially all of the employees of the Corporation and its subsidiaries, other than executive officers. The Corporation and an independent trustee have created a trust which has been funded with AIB ADSs acquired by the trust with the proceeds of a loan from the Corporation. Proceeds of option exercises and any dividends and other earnings on the trust assets will be used to repay the loan to the trust. Optionees have no preferential rights with respect to the trust assets, and the trust assets are subject to the claims of the Corporation's general creditors in the event of insolvency. The AIB ADSs are held in the available-for-sale account on the Corporation's balance sheet, and any decline in value of the AIB ADSs in the trust below their original cost will be recorded as an adjustment to the Corporation's stockholders' equity. The 1997 Option Plan is administered by the Management and Compensation Committee of the Board of Directors. AIB will not issue any securities in connection with the 1997 Option Plan, will not receive any proceeds from the exercise of options, and otherwise has no rights or obligations with respect to the 1997 Option Plan. As of December 31, 2001, there were 8,757,343 AIB ADSs in the trust.

      The following table sets forth information concerning options ("2001 Options") granted under the 1997 Option Plan to the named executive officers during the year ended December 31, 2001.



                                                                          Potential
                                                                          ---------
                                                                          Realizable Value
                                                                          ----------------
                                                                          at Assumed Annual
                                                                          -----------------
                                                                          Rates of Stock Price
                                                                          --------------------
                                                                          Appreciation for
                                                                          ----------------
                                    Individual Grants                     Option Term(1)
                                    -----------------                     --------------
                                       % of
                                       ----
                                       Total
                                       -----
                           No. of      Options
                           ------      -------
                           Securities  Granted to  Exercise
                           ----------  ----------  --------
                           Underlying  Employees   or Base
                           ----------  ---------   -------
                           Options     in Fiscal   Price      Expiration
                           -------     ---------   -----      ----------
                           Granted(2)  Year        ($/Sh)(3)  Date(4)       5%($)     10%($)
                           ----------  ---         ---------  ------      ---------  ---------
         Name
  -------------
  S.C. Keating ..........  190,000     9.03        21.65      9/20/11     2,586,958  6,555,860
  F.P. Bramble ..........      -0-
  H.E. Berry ............   45,000     2.14        21.65      9/20/11       612,701  1,552,704
  B.M. Cregg ............   45,000     2.14        21.65      9/20/11       612,701  1,552,704
  M.A.Scully ............   50,000     2.38        21.65      9/20/11       680,778  1,725,226


(1) Illustrates value that would be realized upon exercise of options immediately prior to expiration of term, assuming the specified annual compound rates of appreciation on AIB ADSs over the option term.

(2) All options under the 1997 Option Plan are nonqualified options. A 2001 Option is exercisable for up to 50% of the underlying securities two years after the grant date (September 20, 2001) and for the remaining 50% of the securities, three years after the grant date, except in the event of a change in control of the Corporation or of AIB.

(3) The exercise price of each option granted under the 1997 Option Plan is equal to the greater of the cost or the market price of AIB ADSs on the date of grant. The number of AIB ADSs subject to an option and the exercise price may be adjusted in the event of a stock dividend or split, recapitalization or similar transaction affecting the outstanding Ordinary Shares of AIB. The exercise price of an option may be paid in cash or through the contemporaneous sale of the underlying AIB ADSs.

(4) 2001 Options granted under the 1997 Option Plan expire ten years from the date of grant, subject to certain exceptions relating to the manner of termination of an optionee's employment. An option may not be transferred except by will, by the laws of descent and distribution, or in connection with a limited number of family estate planning transfers.

     The following table sets forth information concerning exercised and unexercised options under the 1997 Option Plan as of the end of 2001.

                                                               Value of
                                                               --------
                                               Number of       Unexercised
                                               ---------       -----------
                                               Unexercised     in-the-money
                                               -----------     ------------
                                               Options         Options at
                                               -------         ----------
                     Shares                    at 12/31/01     12/31/01($)
                     ------                    -----------     -----------
                     Acquired    Value         Exercisable/    Exercisable/
                     --------    -----         ------------    ------------
                     on Exercise Realized($)   Unexercisable   Unexercisable(1)
                     ----------- -----------   -------------   ----------------
      Name
      ----
S.C. Keating ....... -0-         -0-           142,000/        292,380/1,021,500
                                               410,000
F.P. Bramble ....... -0-         -0-           345,000/0       797,400/0
H.E. Berry ......... -0-         -0-           75,500/92,500   186,060/253,550
B.M. Cregg ......... -0-         -0-           65,150/93,850   159,480/253,550
M.A. Scully ........ -0-         -0-           34,750/91,250   86,385/260,800

(1)  Based on market value of AIB ADSs at December 31, 2001.

1999 Stock Option Plan

     In May 1999, the Corporation's Board of Directors implemented the 1999 Stock Option Plan (the "1999 Option Plan"). An individual who is an executive officer and/or director of AIB and an officer of the Corporation may not
                               ---
participate in the 1997 Option Plan. The purpose of the 1999 Option Plan is to provide incentives to such individuals and to enhance the Corporation's (and AIB's) ability to attract, retain and reward the highest quality employees in positions of substantial responsibility. The only participant in the 1999 Option Plan is Mr. Bramble.

     The 1999 Option Plan is structured in substantially the same way as the 1997 Option Plan, except that the 1999 Option Plan establishes certain performance measures that must be satisfied before the options may be exercised. The 1999 Option Plan is also administered by the Management and Compensation Committee of the Board of Directors. AIB will not issue any securities in connection with the 1999 Option Plan, will not receive any proceeds from the exercise of options, and otherwise has no rights or obligations with respect to the 1999 Option Plan. As of December 31, 2001, there were 305,000 AIB ADSs in the 1999 Option Plan trust.

     The following table sets forth information concerning options granted under the 1999 Option Plan during the year ended December 31, 2001.

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

                                                            Potential
                                                            ---------
                                                            Realizable Value
                                                            ----------------
                                                            at Assumed Annual
                                                            -----------------
                                                            Rates of Stock Price
                                                            --------------------
                                                            Appreciation for
                                                            ----------------
                               Individual Grants            Option Term(1)
                        ------------------------------      --------------
                                    % of
                                    ----
                                    Total
                                    -----
                        No. of      Options
                        ------      -------
                        Securities  Granted to  Exercise
                        ----------  ----------  --------
                        Underlying  Employees   or Base
                        ----------  ---------   -------
                        Options     in Fiscal   Price     Expiration
                        -------     ---------   -----     ----------
       Name             Granted(2)  Year        ($/Sh)(3) Date(4)   5%($) 10%($)
-------------------     ----------  ----        --------- --------  ----- ------
Frank P. Bramble .....  -0-


(1) Illustrates value that would be realized upon exercise of options immediately prior to expiration of term, assuming the specified annual compound rates of appreciation on AIB ADSs over the option term.

(2) All options under the 1999 Option Plan are nonqualified options. Options granted under the 1999 Option Plan are exercisable as follows: (i) as to 35% of the AIB ADSs, on the achievement by the Corporation of year-over-year growth in tangible net income (adjusted as provided below) of 7.5%, compounded annually, for at least two consecutive years; (ii) as to 35% of the AIB ADSs, on the achievement by the Corporation of a tangible cost-to-income ratio of less than 55% for at least two consecutive years;
     (iii) as to 30% of the AIB ADSs, on the achievement of growth in tangible earnings per share, i.e. excluding the amortization of goodwill of AIB over the first three years from the date of grant at least equal to the growth in the Consumer Price Index (compiled and published by the Central Statistics Office of the Government of Ireland during the same period plus five percent per annum, compounded annually over such three year period;
     (iv) as to 100% of the AIB ADSs, on the date that is three months prior to the Expiration Date; and (v) as to 100% of the AIB ADSs, on a change of control.

(3) The exercise price of each option granted under the 1999 Option Plan is equal to the greater of the cost or the market price of AIB ADSs on the date of grant. The number of AIB ADSs subject to an option and the exercise price may be adjusted in the event of a stock dividend or split, recapitalization or similar transaction affecting the outstanding Ordinary Shares of AIB. The exercise price of an option may be paid in cash or through the contemporaneous sale of the underlying AIB ADSs.

(4) Options granted under the 1999 Option Plan expire ten years from the date of grant, subject to certain exceptions relating to the manner of termination of an optionee's employment. An option may not be transferred except by will, by the laws of descent and distribution, or in connection with a limited number of family estate planning transfers.

     The following table sets forth information concerning exercised and unexercised options under the 1999 Option Plan as of the end of 2001.

                                                                Value of
                                                                --------
                                                  Number of     Unexercised
                                                  ---------     -----------
                                                  Unexercised   in-the-money
                                                  -----------   ------------
                                                  Options       Options at
                                                  -------       ----------
                          Shares                  at 12/31/01   12/31/01($)
                          ------                  -----------   -----------
                          Acquired    Value       Exercisable/  Exercisable/
                          --------    -----       ------------  ------------
                          on Exercise Realized($) Unexercisable Unexercisable(1)
                          ----------- ----------- ------------- ----------------
       Name
--------------------

F.P. Bramble .........    -0-         -0-         -0-/305,000   -0-/667,500

(1)  Based on market value of AIB ADSs at December 31, 2001.

Pension Plans

     Mr. Bramble is entitled to supplemental retirement benefits under an agreement which provides for a retirement benefit at age 60 of 60% of the average of the highest three years of compensation during his career, offset by benefit payments under the Corporation's qualified defined benefit plan and excess benefit plan, by social security benefits and by benefit payments under defined benefit plans of former employers. The Corporation and Mr. Bramble have agreed, in connection with his retirement on or before June 1, 2002, that he will receive a single, lump sum payment in the amount of $2.9 million. Ms. Keating and Mr. Berry are entitled to supplemental retirement benefits under an agreement that provides for a retirement benefit equal to a minimum of 30% and a maximum of 60% of the average of the highest three years of compensation during the last 10 years of employment, offset by benefit payments under the Corporation's qualified defined benefit plan and excess benefit plan, by social security benefits, and by benefit payments under defined benefit plans of former employers.

Short Term Incentive Awards

     The Allfirst Leadership Incentive Plan (the "Annual Bonus Plan") is intended to focus the efforts of executive and senior officers on the attainment of specific annual performance goals that will promote the overall success of the Corporation. Payments under the Annual Bonus Plan are funded out of the Corporation's net income.

     Under the Annual Bonus Plan, the Management and Compensation Committee (the "Compensation Committee") approves target and maximum goals for revenue, net income and net income after capital charge at the beginning of the year, and determines the percentage of base salary applicable to each component. If the target goal is not met for any component, then that component, and the related percentage of salary, is excluded from the bonus calculation. If a component meets or exceeds the goal (up to the maximum), then the Compensation Committee uses the applicable percentages to determine the amount of each executive's bonus. Individual performance measures also are considered in setting individual percentages, in the discretion of the Compensation Committee. Such measures include achievement of strategic and tactical objectives, growth, meeting business unit objectives, promoting corporate values, providing leadership to employees and encouraging teamwork.

1989 Long Term Incentive Plan

     The Corporation's 1989 Long Term Incentive Plan and Trust (the "1989 LTIP") was developed to attract and retain key employees who contribute to the continued growth, development and profitable performance of the Corporation and, thereby, to the continued financial success of AIB. The 1989 LTIP has been approved by the Board of Directors of the Corporation.

     The 1989 LTIP provides for awards of AIB ordinary ADRs ("incentive shares") to officers eligible to participate in the plan. Incentive shares are restricted and may not be disposed of by an officer for a period of time after the date of an award. The restriction for a specific award lapses in equal installments on the third, fourth and fifth anniversary dates of the award. During the restricted period, the officer is entitled to receive, without restriction, any dividends on the incentive shares. Awards of incentive shares are intended to serve as compensation over a period of several years.

     As of January 1, 2002, 107,814 ordinary ADRs were available for awards under the 1989 LTIP. All incentive shares available for awards in any year that are not used and incentive shares that are later forfeited are also available for use in subsequent years.

Change in Control Agreements

     The Corporation has entered into a change-in-control agreement ("Change Agreement") with each named executive officer. Each Change Agreement provides that if an executive is discharged, or if the executive experiences a material reduction in compensation or duties or relocation to an office more than 50 miles from the executive's then current office, in each case within two years following a "change of control," then the executive will be entitled to a severance package comprised of the following elements (subject to any limitations imposed by regulatory authorities): (i) a payment equal to two times annual salary and bonus (three times annual salary and bonus in the case of the Chief Executive Officer); (ii) payment of the greater of the executive's actual or target bonus pro-rated for the months elapsed in the annual bonus period at the time a change in control transaction is actually consummated; (iii) vesting of all restricted stock awards and stock options; (iv) payment of any target amounts under long-term incentive plans; (v) continuation of all fringe benefit coverage for up to two years; (vi) additional service credit equal to the multiple paid in severance is added to retirement plan participation; (vii) payment of excise taxes and gross-up payments if any payments exceed 110% of the maximum amounts set forth in Section 280G of the Internal Revenue Code; and (vi) outplacement services.

     For purposes of the Change Agreements, a "change of control" will be deemed to have taken place on the date of the earliest to occur of any of the following events: (i) an unaffiliated third party becomes the beneficial owner of 50% or more of the outstanding ordinary shares of AIB, or 25% or more of the outstanding common stock of the Corporation or of Allfirst Bank; (ii) the commencement of, or first public announcement of the intention of any person to commence, a tender or exchange offer the consummation of which would result in beneficial ownership by a person (other than AIB, the Corporation, any wholly-owned subsidiary of either AIB or the Corporation, or any employee benefit plan of AIB or the Corporation or of any subsidiary of either or any entity holding common stock for or pursuant to the terms of any such plan) of 50% or more of the outstanding common stock of AIB, or 25% or more of the outstanding common stock of the Corporation or of Allfirst Bank; or (iii) as the result of, or in connection with, any cash tender or exchange offer, merger, consolidation or other business combination, sale or disposition of all or substantially all of the Corporation's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), (a) the persons who were directors of either AIB, the Corporation, or Allfirst Bank immediately before the Transaction shall cease to constitute a majority of the Board of Directors of such entity or any successor to such entity, or (b) the persons who were stockholders of AIB or the Corporation, as applicable, immediately before the Transaction shall cease to own at least 50% of the outstanding voting stock of the applicable entity or any successor to such entity.

Compensation Committee Interlocks and Insider Participation

     Messrs. Buckley, Crooke, Kirchhoff and Thomas P. Mulcahy served on the Compensation Committee during 2001. No member of the Compensation Committee was an officer or employee of the Corporation during 2001.

Report of Management and Compensation Committee

     General. The Compensation Committee, made up of three outside directors and the Group Chief Executive of AIB, is responsible for executive compensation policies. In addition to establishing policies, the Compensation Committee approves all executive compensation arrangements and makes recommendations to the Board of Directors for specific salary amounts and other compensation awards for individual executives.

     The Corporation's compensation program is designed to attract, motivate and retain executive personnel capable of making significant contributions to the long term success of the Corporation. The primary components of the executive compensation program are competitive base salaries and both short term and long term incentives. Executive officers also participate in other broad based employee compensation and benefit programs.

     The Corporation retains an independent compensation consulting firm ("Compensation Consultant") to assist the Compensation Committee in performing its duties. The Compensation Consultant provides analytical and general interpretive guidance regarding compensation practices for the banking industry as a whole and for a group of the Corporation's peers, and advises the Compensation Committee on structuring compensation arrangements to achieve the desired quantitative and qualitative goals.

     In connection with the annual review of the executive compensation program, the Compensation Committee has confirmed with the Compensation Consultant that the executive compensation plans remain competitive and effectively serve the purposes for which they were established. For 2001, the Board approved all recommendations by the Compensation Committee related to the compensation of Susan C. Keating, the individual who served as Chief Executive Officer of the Corporation during 2001.

     Base Salary. Base salaries for the Corporation's executive officers are established based upon an analysis of executive salary practices at a group of the Corporation's peer bank holding companies (the "Peer Group"). The Peer Group is selected based on total assets, geographic location, and comparable lines of business. The Compensation Committee believes that base salary should reflect the scope of an executive officer's duties and responsibilities, his or her importance to the Corporation relative to other executive officer positions, and the competitiveness of the executive officer's total compensation relative to similarly situated executives within the Peer Group.

     Executive officer salary increases are reviewed annually and are based on the executive officer's performance, base salary position relative to the median or average rates paid in the Peer Group and in the broader financial institutions market, and the Corporation's net income during the prior year. In determining the base salary for Ms. Keating, the Committee focused on compensation data for those chief executive officers in the Peer Group whose duties and responsibilities most closely resemble hers.

     Annual Bonus Plan. For 2001 awards under the Annual Bonus Plan, the Compensation Committee approved target and maximum component goals of 75% and 150%, respectively, for the Chief Executive Officer. The Corporation did not meet the target goals established by the committee for 2001. Ms. Keating did not receive a 2001 Annual Bonus Plan award.

     Long Term Incentives. The Compensation Committee administers the 1989 LTIP, and determines whether, to whom and in what amounts awards are made under those plans. The Board of Directors acts on the recommendations of the Committee regarding proposed awards under the 1989 LTIP to the Chief Executive Officer. No award was made to the Chief Executive Officer under the 1989 LTIP in 2001.

     The Chief Executive Officer's level of participation in the 1997 Stock Option Plan during 2001 was based primarily on the broad scope of her responsibilities and the significant role she plays in the Corporation achieving the performance goals established under the plan.

Internal Revenue Code Section 162(m) Compliance

     The deductibility of executive compensation in excess of the limit set in
Section 162(m) of the Internal Revenue Code 1986, as amended, was not a factor in the Committee's determination of 2001 compensation levels. The Committee will continue to review the Corporation's executive compensation plans to determine what changes, if any, may be advisable in connection with Section 162(m).

Edward A. Crooke, Chairman; Michael D. Buckley; William T. Kirchhoff; Thomas P. Mulcahy

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has ratified AIB's selection of PricewaterhouseCoopers, LLP ("PWC"), as the independent auditors for AIB Group, and thus for the Corporation, for calendar year 2002. A representative of PWC will not be present at the Annual Meeting.

         Audit Fees. The aggregate fees billed by PWC for professional services rendered in connection with the audit of the Corporation's 2001 financial statements and the reviews of the financial statements included in the Corporation's Form 10-Qs for 2001 were $463,800.

         Financial Information Systems Design and Implementation Fees. PWC did not perform any professional services for the Corporation during 2001 for: (i) operating, or supervising the operation of, the Corporation's information systems or managing the Corporation's local area network; or (ii) designing or implementing a hardware or software system that aggregates source data underlying the Corporation's financial statements or generates financial information that is significant to those financial statement's.

All Other Fees. The aggregate fees billed by PWC for services rendered during 2001 for all other services other than those discussed above, were $133,625. The Audit Committee of the Board of Directors considered whether the provision of the services discussed above under the caption Other Fees is compatible with PWC maintaining its independence from the Corporation.

The amounts disclosed in this Section do not include fees for services rendered in connection with the fraudulent foreign exchange trading activities at the Corporation that were discovered in February 2002, which fees have not yet been finally determined.

                             AUDIT COMMITTEE MATTERS

         The following disclosures are provided by the Audit Committee of the Board of Directors pursuant to the rules and regulations of the Securities and Exchange Commission.

         The Audit Committee is composed of three individuals, each of whom is "independent," as defined in the rules of the New York Stock Exchange, Inc. The Audit Committee is governed by a charter.

         The Audit Committee has reviewed the Corporation's audited financial statements (the "audited financial statements") included in its Annual Report on Form 10-K for the year ended December 31, 2001 (the "Annual Report"), and has discussed the audited financial statements with management of the Corporation. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Corporation's independent public accountants ("PWC"), the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees (as modified or supplemented). The Audit Committee also has received from PWC the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (as modified or supplemented), and has discussed with PWC its independence.

         Based on the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report for filing with the Commission.

         James T Brady, Chairman; Sherry F. Bellamy; Morton I. Rapoport.

                                  OTHER MATTERS

     As of the date of this Information Statement, the Board of Directors of the Corporation knows of no other business which will be presented for consideration at the Annual Meeting.

                                _________________